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                            ASSET PURCHASE AGREEMENT



                           DATED AS OF JANUARY 1, 1997



                                      AMONG



                       ACTION PERFORMANCE COMPANIES, INC.,


                             MTL ACQUISITION, INC.,


                   MOTORSPORT TRADITIONS LIMITED PARTNERSHIP,


                           MIDLAND LEASING, INC., AND


                            MOTORSPORTS BY MAIL, INC.

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
                                TABLE OF CONTENTS


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                                                                            ----

                                    SECTION 1
                               TRANSFER OF ASSETS............................  1
1.1        Purchase and Sale of Assets.......................................  1
1.2        Assumption of Liabilities.........................................  1

                                    SECTION 2

                                 PURCHASE PRICE..............................  2

2.1        Purchase Price....................................................  2
2.2        Allocation of Purchase Price......................................  2

                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES......................  2

3.1        Representations and Warranties of Seller..........................  2
           (a)    Organization, Good Standing, and Qualification.............  2
           (b)    Authority..................................................  2
           (c)    Subsidiaries...............................................  3
           (d)    Financial Statements.......................................  3
           (e)    Books and Records..........................................  3
           (f)    No Material Change.........................................  3
           (g)    Actions in the Ordinary Course of Business.................  3
           (h)    Title to Properties........................................  3
           (i)    Litigation.................................................  4
           (j)    Rights and Licenses........................................  4
           (k)    No Violation...............................................  4
           (l)    Taxes......................................................  4
           (m)    Accounts Receivable........................................  4
           (n)    Contracts..................................................  4
           (o)    Compliance with Law and Other Regulations..................  5
           (p)    Insurance..................................................  5
           (q)    Certificate of Limited Partnership and Books...............  5
           (r)    Employees..................................................  5
           (s)    No Payments to Officers, Partners or Others................  5
           (t)    Intent and Access..........................................  5
           (u)    Accuracy of Statements.....................................  6
3.2        Further Representations and Warranties of Designated MTL Partners.  6
           (a)    Ownership of Partnership Interests in Seller...............  6
           (b)    Rights to Acquire Partnership Interests in Seller..........  6
           (c)    Power to Execute Agreement.................................  6
           (d)    Agreement Not in Breach of Other Instruments...............  6
3.3        Representations and Warranties of Buyer...........................  6
           (a)    Due Incorporation, Good Standing, and Qualification........  6
           (b)    Corporate Authority........................................  7
           (c)    Capital Stock..............................................  7
           (d)    Options, Warrants, and Rights..............................  7
           (e)    Subsidiaries...............................................  7
           (f)    Financial Statements.......................................  7
           (g)    No Material Change.........................................  8
           (h)    Title to Assets and Properties.............................  8
                                        i
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           (i)    Litigation.................................................  8
           (j)    Rights and Licenses........................................  8
           (k)    No Violation...............................................  8
           (l)    Taxes......................................................  8
           (m)    Accounts Receivable........................................  9
           (n)    Contracts..................................................  9
           (o)    Compliance with Law and Other Regulations..................  9
           (p)    Insurance..................................................  9
           (q)    Articles, Bylaws, and Minute Books.........................  9
           (r)    Employees..................................................  9
           (s)    SEC Reports................................................  9
           (t)    Accuracy of Statements..................................... 10
           (u)    Status of Buyer's Common Stock Being Issued................ 10
3.4        Survival of Representations and Warranties........................ 10

                                    SECTION 4
                               COVENANTS OF SELLER........................... 10
4.1        Covenants of Seller............................................... 10
           (a)    Satisfaction of Obligations................................ 10
           (b)    Filing of Tax Returns and Forms............................ 10
           (c)    Change of Name............................................. 10
4.2        Further Assurances................................................ 10

                                    SECTION 5
                                     GENERAL................................. 11
5.1        Costs and Indemnity Against Finders............................... 11
5.2        Controlling Law................................................... 11
5.3        Notices........................................................... 11
5.4        Binding Nature of Agreement; No Assignment........................ 11
5.5        Entire Agreement.................................................. 11
5.6        Paragraph Headings................................................ 12
5.7        Counterparts...................................................... 12
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
                            ASSET PURCHASE AGREEMENT


         AGREEMENT dated as of January 1, 1997, among ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation ("Buyer"); MTL ACQUISITION, INC., an Arizona corporation ("Designated Subsidiary"); MOTORSPORT TRADITIONS LIMITED PARTNERSHIP, a North Carolina limited partnership ("Seller"); and MIDLAND LEASING, INC., a North Carolina corporation, and MOTORSPORTS BY MAIL, INC., a North Carolina corporation (collectively, the "Designated MTL Partners" and with all partners of Seller the "MTL Partners").

         Buyer desires to acquire, and Seller desires to transfer, substantially all of the assets, properties, rights, and goodwill of Seller upon the terms and conditions set forth in this Agreement.

         To facilitate the transactions contemplated hereby, Buyer has formed Designated Subsidiary, which is a wholly owned subsidiary of Buyer and has not conducted any business activities prior to the date of this Agreement (the "Closing Date"). The Designated MTL Partners own substantially all the partnership interests of Seller.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree as follows:

                                    SECTION 1
                               TRANSFER OF ASSETS

         1.1 Purchase and Sale of Assets. Based upon and subject to the representations, warranties, covenants, agreements, and other terms and conditions set forth in this Agreement, Seller hereby sells, conveys, transfers, assigns, and delivers, and Designated Subsidiary hereby purchases, acquires, and accepts, as provided herein, all of the assets, properties, rights, and goodwill of Seller of every kind and description, wherever located, including, without limitation, (a) all assets and properties, tangible or intangible, real, personal or mixed, (b) notes and accounts receivables, (c) computer equipment,
(d) office and warehouse equipment, (e) vehicles, (f) reserves, (g) prepayments,
(h) inventories, (i) deposits, (j) bank accounts, (k) cash and securities, (l) claims and rights under contracts, agreements, leases, and commitments of Seller of whatever nature, including, but not limited to, those agreements listed on
Schedule 1.1(b) hereto, (m) the name "Motorsport Tradition," (n) all computer programs, data bases, records, systems, and processes and all know how, information, and trade secrets relating thereto, and (o) all books and records of Seller relating to Seller's business. The assets, properties, rights, and goodwill conveyed, transferred, assigned, and delivered by Seller are sometimes herein called the "Transferred Assets" and shall include, without limitation, all of the assets and properties shown on or reflected in the Balance Sheet of Seller as at November 30, 1996 (the "Base Balance Sheet") and all assets and properties acquired by Seller after the date of the Base Balance Sheet and to the Closing Date. There is, however, excluded from the assets and properties sold and purchased pursuant to this Agreement, (i) those assets listed on
Schedule 1.1(b) hereto; (ii) any assets and properties disposed of by Seller since November 30, 1996 in the ordinary course of business, (iii) Seller's limited partnership franchises, limited partnership record books containing the minutes of meetings of general and limited partners, and such other records as have to do exclusively with Seller's organization or capitalization, and (iv) Seller's tax and employee records.

         1.2 Assumption of Liabilities. Designated Subsidiary hereby assumes, and Buyer shall cause Designated Subsidiary to pay or discharge when due, all debts, obligations, and liabilities of Seller reflected and accrued on the Base Balance Sheet or incurred and accrued after the date of the Base Balance Sheet in the ordinary course of business and all other debts, obligations, and liabilities of Seller specifically listed in the Seller's Disclosure Schedule described in Section 3.1; provided, however, that Designated Subsidiary does not assume, and Buyer shall have no obligation to cause Designated Subsidiary to pay or discharge when due, any debts, obligations, or liabilities of Seller (a) that are listed on Schedule 1.2 hereto, (b) that are in existence on the date of the Base Balance Sheet and do not appear thereon or in the Seller's Disclosure Schedule, (c) that arise under agreements and commitments that have not been assigned to Designated Subsidiary pursuant to this Agreement, (d) the existence of which would conflict with or constitute a breach of any representation, warranty, covenant, or agreement made by Seller in this Agreement, except to the extent disclosed in the Seller's Disclosure Schedule, (e) that arise in connection with lawsuits, which are not reflected in the Base Balance Sheet or as described in Seller's Disclosure Schedule, brought against Seller based on any circumstances that occurred on or prior to the Closing Date, (f) that arise by reason of or for any default, breach, or penalty of or by Seller under any agreement or commitment, which are not reflected in the Base Balance Sheet or as described in the Seller's Disclosure Schedule, (g) that relate to any federal, state, or local income, sales, personal property, transfer, or other taxes, if any, which may be imposed on Seller or the MTL Partners in connection with the transactions contemplated by this Agreement or the liquidation and dissolution of Seller, or (h) that arise in connection with negotiating the terms of this Agreement, effecting the transactions contemplated by this Agreement, and liquidating or dissolving Seller, including the fees and expenses of Seller's legal counsel, accountants, and other consultants and advisers.

                                    SECTION 2
                                 PURCHASE PRICE

         2.1 Purchase Price. The purchase price for the Transferred Assets acquired pursuant to Section 1.1, in addition to the assumption of liabilities pursuant to Section 1.2, is an amount equal to $8,000,000 consisting of (a) cash in the amount of $5,400,000; plus (b) a promissory note of Buyer or Designated Subsidiary ("Buyer's Promissory Note") in the principal amount of $1,600,000 plus (c) 57,143 shares of Common Stock of Buyer ("Buyer's Common Stock") valued at $17.50 per share.

         2.2 Allocation of Purchase Price. Buyer and Seller agree that the total purchase price (including liabilities assumed) for the assets and properties purchased pursuant to this Agreement shall be allocated to those assets and properties as set forth in Exhibit A as prepared by Buyer and approved by Seller (such approval not to be unreasonably withheld), which shall be attached to this Agreement within 60 days after the date hereof. Buyer and Seller agree that the allocation set forth in Exhibit A shall be made in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended and any applicable Treasury Regulations promulgated thereunder. Buyer and Seller, each at its own expense, also agree to file appropriate forms with the Internal Revenue Service setting forth the information required to be furnished to the Internal Revenue Service by Section 1060 and the applicable Treasury Regulations thereunder.

                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

         3.1  Representations  and  Warranties  of  Seller  and  Designated  MTL
Partners. Except as otherwise set forth in the Seller Disclosure Schedule heretofore delivered by Seller to and acknowledged as received by Buyer, Seller and the Designated MTL Partners jointly and severally represent and warrant to Buyer and Designated Subsidiary as follows:

                    (a) Organization, Good Standing, and Qualification. Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Seller is not subject to any material disability by reason of the failure to be duly qualified for the transaction of business or to be in good standing under the laws of any jurisdiction. Seller has heretofore delivered to Buyer a list setting forth, as of the date of this Agreement, each jurisdiction in which Seller conducts its business on any basis and each jurisdiction in which Seller is qualified to do business.

                    (b) Authority. Seller has the requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The MTL Partners have duly authorized the execution, delivery, and performance of this Agreement. No other proceedings on the part of Seller are necessary to authorize the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding agreement of, Seller and the MTL Partners, enforceable against Seller and the MTL Partners in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                    (c) Subsidiaries. Seller has no subsidiaries. Seller does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation, partnership, or other business.

                    (d) Financial Statements. The Balance Sheet of Seller as of November 30, 1995 and the Statements of Income and Retained Earnings and Cash Flows of Seller for the year ended November 30, 1995, and all related schedules and notes to the foregoing, have been audited by Greer & Walker L.L.P., certified public accountants, and the Balance Sheet of Seller as of November 30, 1996 and the Statements of Income and Retained Earnings and Cash Flows of Seller for the 12 months ended November 30, 1996 have been prepared by Seller without audit. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles, which were applied on a consistent basis, are correct and complete, and present fairly, in all material respects, the consolidated financial position, results of operations, and changes in financial position of Seller as of their respective dates and for the periods indicated. Seller does not have any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Base Balance Sheet or Seller's Disclosure Schedule or incurred since the date of the Base Balance Sheet in the ordinary course of business.

                    (e) Books and Records. The books of account and other corporate records of Seller are complete and accurate, have been maintained in accordance with good business practices, and the matters contained therein are appropriately reflected in Seller's financial statements.

                    (f) No Material Change. Since November 30, 1996, there has not been and there is not threatened (i) any material adverse change in the business, assets, properties, financial condition, or operating results of Seller, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Seller, which materially affects or impairs its ability to conduct its business, or (iii) any mortgage or pledge of any assets or properties of Seller, or any indebtedness incurred by Seller other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                    (g) Actions in the Ordinary Course of Business. Since November 30, 1996, Seller has not (i) taken any action outside of the ordinary and usual course of business other than in consultation with Buyer; (ii) borrowed any money or become contingently liable for any obligation or liability of another; (iii) failed to pay all of its debts and obligations as they became due; (iv) incurred any debt, liability or obligation of any nature to any party except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business, none of which aggregate more than $100,000 with respect to the same supplier or customer; (v) knowingly waived any right of substantial value; (vi) failed to use its best efforts to preserve its business organization intact, to keep available the services of its employees, or to preserve its relationships with its customers, suppliers, and others with which it deals other than in consultation with Buyer; or (vii) increased or committed to increase the salary, fee or compensation of any officer, employee, independent contractor, agent, firm or person performing services for it.

                    (h) Title to Properties. Seller has good and marketable title to all of its real and personal assets and properties, including all assets and properties reflected in the Base Balance Sheet or acquired subsequent to November 30, 1996, except assets or properties disposed of subsequent to that date in the ordinary course of business. Such assets and properties are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest, or title retention or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Seller or the ownership of its assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of Seller or materially impair the use thereof in the operation of its business, except in each case as disclosed in the Base Balance Sheet. All leases pursuant to which Seller leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms.

                    (i) Litigation. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of Seller, threatened against Seller, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Seller, would individually or in the aggregate have a material adverse effect on the business, assets, properties, operating results, prospects, or condition, financial or otherwise, of Seller.

                    (j) Rights and Licenses. Seller has provided Buyer with a list of all of its trademarks, trademark rights, trade names, trade name rights, and licenses.

                    (k) No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Seller of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any partnership agreement, loan agreement, indenture, or mortgage of Seller, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Seller is subject or by which Seller is bound.

                    (l) Taxes. Seller has duly filed in correct form all Tax Returns (as defined below) relating to the activities of Seller required or due to be filed (with regard to applicable extensions) on or prior to the Closing Date. All such Tax Returns are accurate and complete in all material respects, and Seller has paid or made provision for the payment of all Taxes (as defined below) that have been incurred or are due or claimed to be due from it by federal, state, or local taxing authorities for all periods ending on or before the Closing Date, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Buyer. The amounts set up as reserves for Taxes on the books of Seller are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable. No claims for taxes or assessments are being asserted or threatened against Seller. Seller has furnished to Buyer copies of all Tax Returns filed by or for it since its inception. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof and any interest, penalties or additions attributable thereto, and the term "Tax Return" shall mean any report, return, or other information required to be supplied to any taxing authority or required by any taxing authority to be supplied to any other person.

                    (m) Accounts Receivable. The accounts receivable of Seller have been acquired in the ordinary course of business and, to the knowledge of Seller, are valid and enforceable, and are fully collectible, subject to no known defenses, set-offs, or counterclaims, except to the extent of the reserve reflected in the books of Seller or Seller's Disclosure Schedule or in such other amount not greater than $500,000 unless subject to setoff as a result of actions by Buyer.

                    (n) Contracts. Seller is not a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, excepting, in each case, items included within aggregate amounts disclosed or reflected in the Base Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable by it upon 30 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $100,000, (vi) any contract or agreement creating an obligation of $100,000 or more, (vii) any contract or agreement that by its terms does not terminate or is not terminable by it upon 30 days or less notice without penalty to it, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, (ix) any material license agreement, or (x) any contract that may result in a material loss or obligation to it. All material contracts, agreements, and other arrangements to which Seller is a party are valid and enforceable in accordance with their terms; Seller and, to Seller's knowledge, all other parties to each of the foregoing have performed in all material respects all obligations required to be performed to date; and neither Seller nor, to Seller's knowledge, any such other party is in default or in arrears under the terms of any of the foregoing.

                    (o) Compliance with Law and Other Regulations. Seller is not subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of federal, state, local, or foreign law or regulation or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

                    (p) Insurance. Seller maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in such amounts as Seller deems appropriate, all as set forth on Seller's Disclosure Schedule.

                    (q) Certificate of Limited Partnership and Books. Seller has heretofore delivered to Buyer true and complete copies of the Certificate of Limited Partnership of Seller as currently in effect. The books of Seller contain complete and accurate records of all meetings and other partnership actions held or taken by the general partners and limited partners of Seller since its organization.

                    (r) Employees. Seller has never maintained or contributed to any "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, any stock option plan, stock purchase plan, deferred compensation plan, or other similar employee benefit plan. Seller never contributed to any "multi-employer pension plan," as such term is defined in
Section 3(37)(A) of ERISA.

                    (s) No Payments to Officers, Partners or Others. Except to the extent that the following will have no material adverse effect on the purchase by Buyer or Designated Subsidiary of the assets and properties of Seller to be purchased pursuant to Section 1.1 hereof or the assumption by Designated Subsidiary of the obligations of Seller to be assumed by Designated Subsidiary pursuant to Section 1.2 hereof, since November 30, 1996, there has not been any purchase or redemption of any partnership interests of Seller or any transfer, distribution or payment by Seller, directly or indirectly, of any money or other assets or properties to any officer, partner, or any of their affiliates or other person other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the Base Balance Sheet or payments in the ordinary course of business or for goods or services in other than arm's length transactions.

                    (t) Intent and Access. Seller is acquiring the shares of Buyer's Common Stock and Buyer's Promissory Note without a view to the public distribution or resale in violation of any applicable federal or state securities laws. Seller and the MTL Partners acknowledge that Buyer's Common Stock and Buyer's Promissory Note are not registered under the Securities Act of 1933, as amended or any state securities laws and cannot be sold publicly without registration thereunder or an exemption from such registration. Seller and the MTL Partners understand that certificates for such shares and such note will contain a legend with respect to the restrictions on transfer under federal and applicable state securities laws as well as the fact that the shares and note are "restricted securities" under such federal and state laws. Seller and the MTL Partners have been furnished with such information, both financial and non-financial, with respect to the operations, business, capital structure, and financial position of Buyer and its subsidiaries as they believe necessary and have been given the opportunity to ask questions of and receive answers from Buyer and its subsidiaries and their officers concerning Buyer and its subsidiaries. Without limiting the foregoing, Seller and the MTL Partners specifically acknowledge the receipt of Buyer's Form 10-KSB Report for the fiscal year ended September 30, 1996, Buyer's Proxy Statement dated January 29, 1996,

Buyer's 1995 Annual Report to Shareholders, Buyer's Prospectus dated May 29, 1996, Buyer's Current Report on Form 8-K dated June 20, 1996, and Buyer's Current Report on Form 8-K dated November 7, 1996. Notwithstanding the foregoing, Seller understands that Buyer will promptly undertake to register the Buyer's Common Stock.

                    (u) Accuracy of Statements. Neither this Agreement nor any statement, list, certificate, or other information furnished by Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

         3.2 Further Representations and Warranties of Designated MTL Partners. Each Designated MTL Partner makes the following further representations and warranties as to such Designated MTL Partner:

                    (a) Ownership of Partnership Interests in Seller. Such MTL Partner owns the partnership interests in Seller as set forth in the Seller Disclosure Schedule beside such MTL Partner's name.

                    (b) Rights to Acquire Partnership  Interests in Seller. Such
MTL Partner does not have any outstanding options or other rights to purchase or subscribe for or contracts or commitments to sell, or any interests, instruments, evidences of indebtedness or other securities convertible in any manner into, any partnership interests in Seller.

                    (c) Power to Execute Agreement. Such MTL Partner has full power and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal and binding obligation of such MTL Partner, enforceable against such MTL Partner in accordance with its items, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                    (d) Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any agreement or other instrument of any description to which such MTL Partner is a party or by which such MTL Partner is bound, or any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to such MTL Partner.

                    (e) Reliance Upon MTL Partner's Advisors. Such MTL Partner acknowledges that such person has been encouraged to rely upon the advice of his, her, or its legal counsel and accountants or other financial advisers with respect to the financial, tax, and other considerations relating to the transactions contemplated by this Agreement. Such MTL Partner represents and warrants that such person has reviewed with his, her or its own tax advisors the federal, state, local, and foreign tax consequences of the transactions contemplated by this Agreement. Such MTL Partner is relying solely on such advisors and not on any statements or representations of Buyer or any of its officers, directors, employees, or agents and understands that such MTL Partner (and not Buyer) shall be responsible for his, her, or its own tax liability, if any, that may arise as a result of the transactions contemplated by this Agreement.

         3.3 Representations and Warranties of Buyer. Except as otherwise set forth in the Buyer Disclosure Schedule heretofore delivered by Buyer to Seller, and except as disclosed in any document heretofore filed by Buyer with the Securities and Exchange Commission ("SEC"), Buyer represents and warrants to Seller as follows:

                    (a) Due Incorporation, Good Standing, and Qualification. Buyer and each of its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of their jurisdictions of incorporation with all requisite corporate power and authority to own, operate, and lease their assets and properties and to carry on their business as now being conducted. Neither Buyer nor any of its subsidiaries is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. As used in this Agreement with reference to Buyer, the term "subsidiaries" shall include all direct or indirect subsidiaries of Buyer, including Designated Subsidiary.

                    (b) Corporate Authority. Buyer and Designated Subsidiary have the corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The Boards of Directors of Buyer and Designated Subsidiary have duly authorized the execution, delivery, and performance of this Agreement. No other corporate proceedings on the part of Buyer or Designated Subsidiary, including a meeting of Buyer's shareholders, are necessary to authorize the execution and delivery by Buyer of this Agreement or the consummation by Buyer or Designated Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding agreement of, Buyer and Designated Subsidiary, enforceable against them in accordance with its terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                    (c) Capital Stock. As of the date hereof, Buyer has authorized capital stock consisting of 25,000,000 shares of Common Stock, $.01 par value, of which 13,094,962 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, no par value, of which no shares are issued and outstanding. As of such date, 1,166,303 shares of Buyer Common Stock were reserved for issuance upon the exercise of outstanding stock options and warrants. All of the issued and outstanding shares of capital stock of Buyer and each of its subsidiaries have been validly authorized and issued and are fully paid and nonassessable.

                    (d) Options, Warrants, and Rights. Neither Buyer nor any of its subsidiaries has outstanding any options, warrants, or other rights to purchase, or securities or other obligations convertible into or exchangeable for, or contracts, commitments, agreements, arrangements or understandings to issue, any shares of their capital stock or other securities, other than those referred to in Section 3.3(c).

                    (e) Subsidiaries. The outstanding shares of capital stock of the subsidiaries of Buyer owned by Buyer or any of its subsidiaries are owned free and clear of all claims, liens, charges, and encumbrances. Buyer does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or have any direct or indirect equity or ownership interest in any other corporation or other business.

                    (f) Financial Statements. The Consolidated Balance Sheets of Buyer and its subsidiaries as of September 30, 1995 and September 30, 1996 and the Consolidated Statements of Operations, the Consolidated Statements of Shareholders' Equity, and the Consolidated Statements of Cash Flows of Buyer and its subsidiaries for the three years ended September 30, 1996, and all related schedules and notes to the foregoing, have been reported on by Arthur Andersen LLP, independent public accountants. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles, which were applied on a consistent basis (except as described therein), are correct and complete, and present fairly, in all material respects, the financial position, results of operations, and changes of financial position of Buyer and its subsidiaries as of their respective dates and for the periods indicated. Neither Buyer nor any of its subsidiaries has any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated or otherwise, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of Buyer and its subsidiaries as of September 30, 1996, or incurred since September 30, 1996, in the ordinary course of business or as contemplated by this Agreement.

                    (g) No Material Change. Since September 30, 1996, there has not been and there is not threatened (i) any material adverse change in the business, assets, properties, financial condition, or operating results of Buyer or its subsidiaries taken as a whole, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Buyer or its subsidiaries, which materially affects or impairs their ability to conduct their business, or (iii) any mortgage or pledge of any material amount of the assets or properties of Buyer or any of its subsidiaries, or any indebtedness incurred by Buyer or any of its subsidiaries, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                    (h) Title to Assets and Properties. Buyer and its subsidiaries have good and marketable title to all of their respective real and personal assets and properties, including all assets and properties reflected in the Consolidated Balance Sheet of Buyer and its subsidiaries as of September 30, 1996, or acquired subsequent to September 30, 1996, except assets or properties disposed of subsequent to that date in the ordinary course of business. Such assets and properties are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest, or title retention or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Buyer and its subsidiaries or the ownership of their assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances, and which do not in the aggregate materially detract from the value of the assets or properties of Buyer and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in the Consolidated Balance Sheet as of September 30, 1996. All leases pursuant to which Buyer or any of its subsidiaries lease any substantial amount of real or personal property are valid and effective in accordance with their respective terms. Buyer and each of its subsidiaries own or have the right to use all assets and properties necessary to conduct their business as currently conducted.

                    (i) Litigation. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of Buyer, threatened against Buyer or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Buyer or its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, assets, properties, operating results, prospects, or condition, financial or otherwise, of Buyer and its subsidiaries taken as a whole.

                    (j) Rights and Licenses. Neither Buyer nor any of its subsidiaries is subject to any material disability or liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right, or license.

                    (k)  No  Violation.  The  execution  and  delivery  of  this
Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Buyer or any of its subsidiaries of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Buyer or any of its subsidiaries, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Buyer or any of its subsidiaries is subject or by which Buyer or any of its subsidiaries is bound.

                    (l) Taxes. Buyer has duly filed in correct form all Tax Returns relating to the activities of Buyer and its subsidiaries required or due to be filed (with regard to applicable extensions) on or prior to the Closing Date. All such Tax Returns are accurate and complete in all material respects, and Buyer has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, or local taxing authorities for all periods ending on or before the Closing Date, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Seller. The amounts set up as reserves for Taxes on the books of Buyer and its subsidiaries are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable. No claims for taxes or assessments are being asserted or threatened against Buyer or any of its subsidiaries.

                    (m) Accounts Receivable. The accounts receivable of Buyer and its subsidiaries have been acquired in the ordinary course of business, are valid and enforceable, and are fully collectible, subject to no known defenses, set-offs, or counterclaims, except to the extent of the reserve reflected in the books of Buyer and its subsidiaries or in such other amount that is not material in the aggregate.

                    (n) Contracts. Neither Buyer nor any of its subsidiaries is a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing,
(ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations excepting, in each case, items included within aggregate amounts disclosed or reflected in the Consolidated Balance Sheet of Buyer and its subsidiaries as of September 30, 1996, (iv) any employment agreement or other similar arrangement not terminable by it upon 30 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $100,000, (vi) any contract or agreement creating an obligation of $100,000 or more, (vii) any contract or agreement that by its terms does not terminate or is not terminable by it upon 30 days or less notice without penalty to it, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, (ix) any material license agreement, or (x) any contract that may result in a material loss or obligation to it. All material contracts, agreements, and other arrangements to which Buyer or any of its subsidiaries is a party are valid and enforceable in accordance with their terms; Buyer, its subsidiaries, and all other parties to each of the foregoing have performed all obligations required to be performed to date; neither Buyer, nor any of its subsidiaries, nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them.

                    (o) Compliance with Law and Other Regulations. Neither Buyer nor any of its subsidiaries is subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of federal, state, local, or foreign law or regulation or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

                    (p) Insurance. Buyer and each of its subsidiaries maintains in full force and effect insurance coverage on their assets, properties, premises, operations, and personnel in such amounts as Buyer deems appropriate.

                    (q) Articles, Bylaws, and Minute Books. Buyer has heretofore delivered to Seller true and complete copies of the Articles of Incorporation and Bylaws of Buyer and Designated Subsidiary as currently in effect. The minute books of Buyer and Designated Subsidiary contain complete and accurate records of all meetings and other corporate actions held or taken by the Boards of Directors (or committees of the Boards of Directors) and shareholders of Buyer and its subsidiaries, as the case may be, since their respective incorporations.

                    (r) Employees. Neither Buyer nor any of its subsidiaries has ever maintained or contributed to any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, including, without limitation, any stock option plan, stock purchase plan, deferred compensation plan, or other similar employee benefit plan, other than Buyer's Stock Option Plans. Neither Buyer nor any of its subsidiaries has ever contributed to any "multi-employer pension plan," as such term is defined in Section 3(37)(A) of ERISA.

                    (s) SEC Reports. Buyer's report on Form 10-KSB for the fiscal year ended September 30, 1996 filed with the SEC and all reports and proxy statements filed by Buyer thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. Since the filing of such report on Form 10-KSB, no other report, proxy statement, or other document has been required to be filed by Buyer pursuant to
Section 13(a) or 14(a) of the Securities Exchange Act of 1934 that has not been filed.

                    (t) Accuracy of Statements. Neither this Agreement nor any statement, list, certificate, or other information furnished by Buyer to Seller in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                    (u) Status of Buyer's Common Stock Being Issued. The shares of Buyer's Common Stock issued in partial payment for the Transferred Assets are validly authorized and issued, fully paid, nonassessable, authorized for trading on the Nasdaq National Market, and free of preemptive or other similar rights, but subject to the resale restrictions required by Rule 144 promulgated pursuant to the Securities Act of 1933, as amended ("Rule 144").

         3.4 Survival of Representations and Warranties. Each of the representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement irrespective of any investigations or inquiries made by any party or any knowledge that any party may possess, and each party shall be entitled to rely upon such representations and warranties irrespective of any investigations, inquiries, or knowledge. Notwithstanding the foregoing, no claims for indemnity arising out of a false, misleading, or otherwise incorrect representation or warranty may be made after one year from the Closing Date, and neither Buyer or Designated Subsidiary on the one hand nor Seller or the Designated MTL Partners on the other shall be responsible for any indemnity claim for an amount less than $250,000 or greater than $4,000,000 arising out of a false, misleading, or otherwise incorrect representation or warranty relating to this Agreement; provided, however, that the foregoing limitation will have no force or effect with respect to any defect in the stock or promissory note constituting a portion of the purchase price for the assets and properties being sold hereunder.

                                    SECTION 4
                      COVENANTS OF SELLER AND MTL PARTNERS

         4.1 Covenants of Seller and MTL Partners. Seller and the Designated MTL Partners further agree, unless Buyer otherwise agrees in writing, subsequent to the Closing Date:

                    (a) Satisfaction of Obligations. Seller shall pay and discharge, as promptly as practicable after the Closing Date, all outstanding obligations and liabilities not being assumed by Designated Subsidiary or provide adequate reserves so that Designated Subsidiary will have no responsibilities to Seller's creditors except as specifically assumed pursuant to Section 1.2.

                    (b) Filing of Tax Returns and Forms. As promptly as practicable after the Closing Date, Seller or the MTL Partners shall, at their cost and expense, (i) prepare and file or cause to be prepared and filed all federal, state, and local partnership and income tax returns and pay any amounts due for taxes for all prior fiscal years and the period from the end of its last fiscal year to the date of its liquidation and dissolution, and (ii) prepare and file or cause to be prepared and filed all federal, state, and local forms (including, but not limited to, Forms 1099 and W-2) and pay all taxes or withholding amounts for all employment-related taxes for all periods through the Closing Date.

                    (c) Change of Name. Seller shall promptly change its name to a name that does not include the words "Motorsport Traditions."

         4.2 Further Assurances. From time to time, on and after the Closing Date, as and when requested by Buyer or Designated Subsidiary, the general partners of Seller as of the Closing Date shall, for and on behalf and in the name of Seller or otherwise, execute and deliver all such deeds, bills of sale, assignments, and other instruments and shall take or cause to be taken such further or other actions as Buyer or Designated Subsidiary may deem necessary or desirable in order to confirm of record or otherwise to Buyer or Designated Subsidiary title to and possession of all of the Transferred Assets and otherwise to carry out fully the provisions and purposes of this

Agreement. In addition, Seller shall give Buyer access to all records of Seller not purchased hereunder, and Buyer shall give Seller access to all records of Buyer to the extent relevant to the transactions contemplated hereby.

                                    SECTION 5
                                     GENERAL

         5.1 Costs and Indemnity Against Finders. Each party hereto shall be responsible for its own costs and expenses in negotiating and performing this Agreement and hereby indemnifies and holds the other parties harmless against any claim for finders' fees based on alleged retention of a finder by it.

         5.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary.

         5.3 Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

          If to Buyer or Designated Subsidiary:                       If to Seller or the Designated MTL Partners:

          2401 West First Street                                      2835 Armentrout Drive
          Tempe, Arizona  85281                                       Concord, North Carolina  28205
          Attention:  Fred W. Wagenhals                               Attention:  Kenneth R. Barbee
          Tel: (602) 894-0100                                         Tel: (704) 784-2700
          Fax: (602) 967-1403                                         Fax: (704) 784-2707

          with a copy given in the manner                             with a copy given in the manner
          prescribed above, to:                                       prescribed above, to:

          O'Connor, Cavanagh, Anderson,                               Robinson, Bradshaw & Hinson, P.A.
            Killingsworth & Beshears, P.A.                            101 North Tryon Street, Suite 1900
          One East Camelback Road                                     Charlotte, North Carolina  28246-1900
          Phoenix, Arizona  85012                                     Attention: Stokley G. Caldwell, Jr., Esq.
          Attention:  Robert S. Kant, Esq.                            Tel: (704) 377-8332
          Tel: (602) 263-2606                                         Fax: (704) 378-4000
          Fax: (602) 263-2900

          Any party may alter the address to which communications or copies are to be sent by giving notice to such other parties of change of address in conformity with the provisions of this paragraph for the giving of notice.

          5.4 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, except that no party may assign, delegate, or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment, delegation, or transfer made in violation of this Section 5.4 shall be null and void.

          5.5 Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

          5.6 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ACTION PERFORMANCE COMPANIES, INC.      MIDLAND LEASING, INC.


By:_______________________________      By:_______________________________

Its:______________________________      Its:______________________________



MTL ACQUISITION, INC.                   MOTORSPORTS BY MAIL, INC.


By:_______________________________      By:_______________________________

Its:______________________________      Its:______________________________



MOTORSPORT TRADITIONS LIMITED
PARTNERSHIP


By:_______________________________
             General Partner
                                       12